     As filed with the Securities and Exchange Commission on March 12, 2001
                                                      Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                              THE BISYS GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       13-3532663
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                 150 CLOVE ROAD, LITTLE FALLS, NEW JERSEY 07424
                                 (973) 812-8600
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                               KEVIN J. DELL, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              THE BISYS GROUP, INC.
                                 150 CLOVE ROAD
                         LITTLE FALLS, NEW JERSEY 07424
                                 (973) 812-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service) Copies to:

                             STEWART E. LAVEY, ESQ.
                          DRINKER BIDDLE & SHANLEY LLP
                                500 CAMPUS DRIVE
                         FLORHAM PARK, NEW JERSEY 07932
                                 (973) 360-1100
                                -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

            --------------------------------------------------------

                                                    COVER CONTINUED ON NEXT PAGE


                                     CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
TITLE OF                                        PROPOSED               PROPOSED
EACH CLASS                                      MAXIMUM                MAXIMUM
OF SECURITIES          AMOUNT                   OFFERING               AGGREGATE           AMOUNT OF
TO BE                  TO BE                    PRICE PER              OFFERING            REGISTRA-
REGISTERED             REGISTERED(1)            SHARE(2)               PRICE(2)            TION FEE
----------             -------------            ---------              ----------          ----------
Common                 29,245                   $51.375                $1,502,462          $380
Stock, $0.02           shares
par value,
(including
Common Stock
purchase
rights)(3)


-----------------------------------------------------------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable in connection with the shares registered hereby by reasons of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon a price of $51.375 per share, which was the average of the high and low sale prices of Common Stock reported on the Nasdaq National Market on March 7, 2001.

(3) Prior to the occurrence of certain events, purchase rights for Common Stock will not be evidenced separately from the Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
                              THE BISYS GROUP, INC.

                          29,245 SHARES OF COMMON STOCK





         This Prospectus relates to the offer and sale of up to 29,245 shares of our common stock by the selling stockholder set forth herein. The selling stockholder acquired the shares in connection with our acquisition of P. J. Robb Variable Corp. by merger.


         YOU SHOULD CAREFULLY CONSIDER THE RISKS OF AN INVESTMENT IN OUR COMMON STOCK. RISK FACTORS BEGIN ON PAGE 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The selling stockholder may sell the shares from time to time in public transactions or in privately negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholder. We will not receive any of the proceeds from the sale of shares.

         BISYS common stock is listed on the Nasdaq National Market under the symbol "BSYS". The last per share sale price of BISYS common stock as reported on the Nasdaq National Market on March 7, 2001 was $51.0625.






                           The date of this Prospectus is                , 2001.

                                TABLE OF CONTENTS

                                                                                                 Page
Where You Can Find More Information.........................................................     3

The Company.................................................................................     4

Risk Factors................................................................................     5

Use of Proceeds.............................................................................     10

Selling Stockholder.........................................................................     10

Plan of Distribution........................................................................     12

Legal Matters...............................................................................     13

Experts.....................................................................................     14


                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available through the SEC's internet site located at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this Prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         -        Our Annual Report on Form 10-K for the fiscal year ended June
                  30, 2000;

         -        Our Current Report on Form 8-K/A dated September 15, 2000;

         - Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2000 and December 31, 2000;

         -        Our Current Report on Form 8-K dated March 8, 2001;

         - The description of our common stock and purchase rights for shares of our common stock attached to our common stock described in our registration statements on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

         You may request a copy of any document incorporated by reference at no cost, by writing or telephoning us at:

                           The BISYS Group, Inc.
                           150 Clove Road
                           Little Falls, New Jersey 07424
                           Attention:  Secretary
                           Telephone:  973-812-8600

         We will not include the exhibits to those documents you request, except for exhibits specifically incorporated by reference.

         You should rely only on the information contained in this Prospectus, any supplement to this Prospectus or information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus, or any supplement, is accurate as of any date other than the date on the front of the document. These securities are not being offered in any state where the offer is not permitted.


                                   THE COMPANY

         BISYS and our wholly-owned subsidiaries provide value-added business process outsourcing solutions to more than 15,000 financial institutions and corporate clients through our integrated business units.

         Our services include:

                  -        information processing and check imaging solutions;

                  -        distribution and administration of mutual funds;

                  -        retirement plan recordkeeping;

                  -        insurance distribution solutions;

                  - professional certification training, licensing and continuing education; and

                  -        investment industry consulting.

         We were organized in August 1989 to acquire certain banking and thrift data processing operations of Automatic Data Processing, Inc. ("ADP"). Our traditional business was established in 1966 by United Data Processing, Inc., the predecessor of the banking and thrift data processing operations of ADP. Together with our predecessors, we have provided outsourcing solutions to the financial services industry for more than 30 years.

         We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 150 Clove Road, Little Falls, New Jersey 07424 (telephone (973) 812-8600).

                                  RISK FACTORS

         You should carefully consider the following risk factors, together with the other information in this Prospectus, before you make a decision on whether to purchase any shares of common stock offered by this Prospectus.

         This Prospectus contains forward-looking statements. These statements are identified by words like "believe", "will", "intend", "expect", "should", "could", "anticipate", "estimate" and "project". Our actual results could differ materially from these statements due to risks and uncertainties, including the ones described below:

                          RISKS RELATED TO OUR BUSINESS

THE FINANCIAL SERVICES MODERNIZATION ACT OF 1999 COULD ADVERSELY IMPACT OUR BUSINESS BY EXPANDING THE POWERS OF OUR BANKING CLIENTS AND REDUCING THEIR OUTSOURCING.

         The adoption of the Financial Services Modernization Act of 1999 repeals key provisions of the Glass-Steagall Act and lifts many restrictions limiting banks from the underwriting and distribution of securities. As a result of these regulatory changes, we expect that some of our bank customers with proprietary mutual funds may, over time, internalize certain distribution functions that we currently provide. If that were to happen, it could have a material adverse impact on our business and results of operations.

OUR BUSINESS CAN BE SIGNIFICANTLY AFFECTED BY DIRECT AND INDIRECT GOVERNMENTAL REGULATION, WHICH REDUCES OUR FLEXIBILITY AND INCREASES THE COSTS OF DOING BUSINESS.

         Our business is affected by federal, state and foreign regulations. Our noncompliance with these regulations could result in the suspension or revocation of our licenses or registrations, including broker/dealer licenses and registrations and insurance producer licenses and registrations. Regulatory authorities could also impose on us civil fines and criminal penalties for noncompliance.

         Some of our subsidiaries are registered with the Securities and Exchange Commission as broker-dealers. Much of the federal regulation of broker-dealers has been delegated to self-regulatory organizations, principally the National Association of Securities Dealers, Inc. and the national securities exchange. Broker-dealers are subject to regulations which cover all aspects of their securities business, including, for example:

                  -        sales methods;

                  -        trading practices;

                  - use and safekeeping of customers' funds and securities;

                  -        capital structure;

                  -        recordkeeping; and

                  -        the conduct of directors, officers and employees.

The operations of our broker-dealers and their profitability could be affected by:

                  -        federal and state legislation;

                  - changes in rules and regulations of the SEC, banking and other regulatory agencies, and self-regulatory agencies; and

                  - changes in the interpretation or enforcement of existing laws, rules and regulations.

         Banks and other depository institutions with whom we do business are also subject to extensive regulation at the federal and state levels under laws and regulations applicable to regulated financial institutions. They are also subject to extensive examination and oversight by federal and state regulatory agencies. Changes in the laws, rules and regulations affecting our client banks and financial institutions and the examination of their activities by applicable regulatory agencies could adversely affect our results of operations.

         Some of our subsidiaries, and officers and employees of these subsidiaries, are required to be licensed as insurance producers in various jurisdictions in which we conduct our insurance services business. They are subject to regulation under the insurance laws and regulations of these jurisdictions. Changes in the laws, rules and regulations affecting licensed insurance producers could adversely affect our operations.

OUR REVENUES AND EARNINGS ARE SUBJECT TO CHANGES IN THE SECURITIES MARKET.

         A significant portion of our earnings are derived from fees based on the average daily market value of the assets we administer for our clients. A sharp rise in interest rates or a sudden decline in the securities market could influence an investor's decision whether to invest or maintain an investment in a mutual fund. As a result, fluctuations could occur in the amount of assets which we administer. If investors were to seek alternatives to mutual fund investments, it could have a negative impact on our revenues by reducing the amount of assets we administer.

CONSOLIDATION IN THE BANKING AND FINANCIAL SERVICES INDUSTRY COULD ADVERSELY IMPACT OUR BUSINESS BY ELIMINATING THE NUMBER OF EXISTING AND POTENTIAL CLIENTS.

         There has been and continues to be merger, acquisition and consolidation activity in the banking and financial services industry. Mergers or consolidations of banks and financial institutions in the future could reduce the number of our clients or potential clients. A smaller market for our services could have a material adverse impact on our business and results of operations. Also, it is possible that the larger banks or financial institutions which result from mergers or consolidations could decide to perform themselves some or all of the services which we currently provide or could provide. If that were to occur, it could have a material adverse impact on our business and our results of operations.

OUR ACQUISITION STRATEGY SUBJECTS US TO RISKS, INCLUDING INCREASED DEBT, ASSUMPTION OF UNFORESEEN LIABILITIES AND DIFFICULTIES IN INTEGRATING OPERATIONS.

         In the past several years, we have acquired a number of other companies. We may make additional acquisitions. We cannot predict if or when any additional acquisitions will occur or whether they will be successful.

         Acquiring a business involves many risks, including:

                  -        incurrence of debt;

                  -        incurrence of unforeseen obligations or liabilities;

                  - difficulty in integrating the acquired operations and personnel;

                  - difficulty in maintaining uniform controls, procedures and policies;

                  - possible impairment of relationships with employees and customers as a result of the integration of new personnel;

                  - risk of entering markets in which we have minimal prior experience;

                  -        decrease in earnings as a result of non-cash charges;
                           and

                  - dilution to existing stockholders from the issuance of our common stock to make or finance acquisitions.

OUR SYSTEMS MAY BE SUBJECT TO INFILTRATION BY UNAUTHORIZED PERSONS.

         We maintain and process data on behalf of our clients, some of which is critical to the business operations of our clients. For example, our Information Services Group maintains account information for our bank and insurance company clients it services and our Investment Services Group maintains transfer agency records and processes trades for our mutual fund clients. While we believe that we have adequate safeguards to protect against unauthorized access to our information technology systems, should our systems be infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

WE FACE SIGNIFICANT COMPETITION FROM OTHER COMPANIES.

         We face significant competition from other companies. Many of our competitors are well-established companies, and some of them have greater financial, technical and operating resources than we do. Competition in our business is based primarily upon pricing, quality of products and services, breadth of products and services, new product development and the ability to provide technological solutions.


WE DEPEND ON KEY MANAGEMENT PERSONNEL, MOST OF WHOM DO NOT HAVE LONG-TERM EMPLOYMENT AGREEMENTS.

         Our success depends upon the continued services of our key senior management personnel, most of whom do not have employment agreements with us. The loss or unavailability of these individuals could have a material adverse effect on our business prospects. Our success also depends on our ability to attract and retain highly skilled personnel in all areas of our business, including our information processing, fund management and insurance services businesses. We cannot assure that we will be able to attract and retain personnel on acceptable terms in the future.

                        RISKS RELATED TO OUR COMMON STOCK

WE DO NOT INTEND TO PAY DIVIDENDS.

         We have never paid cash dividends to stockholders and do not anticipate paying cash dividends in the foreseeable future. In addition, our existing credit facility limits our ability to pay cash dividends.

OUR STOCK PRICE HAS BEEN AND IS LIKELY TO CONTINUE TO BE VOLATILE.

         The market price of our common stock has been volatile. From January 1, 1999 to March 1, 2001, the last sale price of our common stock ranged from a low of $20.98 per share to a high of $56.88 per share.

         The market price of our common stock is subject to many factors, including:

                  -        general stock market conditions;

                  - general United States and worldwide economic conditions;

                  - conditions in our industries such as competition, demand for services and technological advances;

                  -        changes in our revenues and earnings;

                  -        changes in analyst recommendations and projections;
                           and

                  - changes in our client base and our contracts with clients.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

         Sales of a substantial number of shares of our common stock in the public market, or the appearance that such shares are available for sale, could adversely affect the market price for our common stock. As of February 23, 2001, we had 57,440,316 shares of common stock outstanding. As of February 23, 2001, we also had options to purchase 7,225,247 shares of our common stock outstanding and 4,351,208 shares of our common stock reserved for issuance pursuant to options available for issuance under our stock option plans and employee stock purchase plan.

ANTI-TAKEOVER EFFECTS OF CERTAIN BY-LAW PROVISIONS, DELAWARE LAW, AND OUR SHAREHOLDER RIGHTS PLAN COULD DISCOURAGE, DELAY OR PREVENT A CHANGE IN CONTROL.

         We have a shareholder rights plan. Under the plan, each holder of shares of our common stock will receive a right to buy one share of our common stock at an exercise price of $175. If a person or group were to acquire, or to announce the intention to acquire, 15% or more of our outstanding shares of common stock, and in some cases 10%, each right would entitle the holder, other than the acquiring person or group, to purchase shares of our common stock at the exercise price of the right with a value of twice the exercise price. This plan could have the effect of discouraging, delaying or preventing persons from attempting to acquire us.

         In addition, the Delaware General Corporation Law, to which we are subject, prohibits, except under circumstances specified in the statute, a corporation from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who own at least 15% of our common stock.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares offered in this Prospectus. All of the proceeds from the sale of the shares will be paid directly to the selling stockholder.

                               SELLING STOCKHOLDER

                  All of the shares offered by this Prospectus are to be sold for the account of the selling stockholder shown below.

                  The selling stockholder is the former sole stockholder of P.
J. Robb Variable Corp. In connection with our acquisition of P. J. Robb Variable Corp. the selling stockholder represented to us that he was acquiring shares of our common stock without any present intention of effecting a distribution in those shares and agreed that he would not sell or otherwise dispose of the shares other than pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

                  We granted registration rights to the selling stockholder under a registration rights agreement between the stockholder and us, because he wishes to be able to sell some or all of his shares when he deems it appropriate.

                  We agreed to file at our expense a registration statement with the SEC covering the shares held by the selling stockholder and to use our best efforts to keep the registration statement effective until the earlier to occur of the sale of all shares covered by the registration statement or March 1, 2002, which is the first anniversary of the effective date of our acquisition of
P. J. Robb Variable Corp. We will prepare and file at our expense any amendments and/or supplements to the registration statement as may be necessary until all of the shares have been sold pursuant to the registration statement or until our registration obligations have ended.

         The following table sets forth information, as of the date of this Prospectus, with respect to the selling stockholder:




                                      Common Stock                                Common Stock Beneficially Owned
                                      Beneficially                                       After Offering (1)
                                     Owned Prior to       Maximum Amount          -------------------------------
    Selling Stockholder                 Offering         Offered Hereby(2)         Amount              Percent
--------------------------           -------------       -----------------        ---------            -------
Bruce Andrew Harrison                   29,245               29,245                 0                    0




1    Assumes all of the shares offered hereby are sold.

2 This Prospectus also covers any additional shares of common stock that may become issuable in connection with the shares of common stock offered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

3 Prior to our acquisition of P. J. Robb Variable Corp., Mr. Harrison was President and Director of P. J. Robb Variable Corp. Mr. Harrison presently serves as President of P. J. Robb Variable Corp., our new subsidiary.

                              PLAN OF DISTRIBUTION

         We are registering the shares for the selling stockholder. As used herein, "selling stockholder" includes donees selling shares received from the selling stockholder after the date of this Prospectus and persons selling shares received from the selling stockholder after the date of this Prospectus by will or the laws of descent and distribution. We will bear all costs, expenses and fees in connection with the registration of the shares offered hereby. The selling stockholder will be responsible to pay brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

         The selling stockholder may offer and sell his shares at various times in one or more of the following transactions:

         -        on the Nasdaq National Market;

         -        in the over-the-counter market;

         -        in negotiated transactions;

         -        through short sales of shares;

         -        through put or call transactions; or

         -        in a combination of any of the above transactions.

         The selling stockholder may sell his shares at market prices prevailing at the time of sale or at negotiated prices.

         The selling stockholder may effect transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Those broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of shares for whom those broker-dealers may act as agents or to whom they sell as principal, or both. The compensation could, as to a particular broker-dealer, be in excess of customary commissions.

         The selling stockholder and any broker-dealers or agents that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions received by broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities

Act. The selling stockholder has agreed to indemnify us against certain liabilities, including liabilities arising under the Securities Act.

         Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder is also subject to the anti-manipulative provisions of Regulation M under the Securities Exchange Act as it may apply to his sales in the market. These provisions may limit the timing of purchases and sales.

         The selling stockholder also may resell all or a portion of his shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided he meets the criteria and conform to the requirements of that Rule.

         If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         - the name of the selling stockholder and of the participating broker-dealer(s);

         -        the number of shares involved;

         -        the price at which shares were sold;

         - the commissions paid or discounts or concessions allowed to broker-dealer(s), where applicable;

         - that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and

         -        other facts material to the transaction.

         In addition, if we are notified by the selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for us by Drinker Biddle & Shanley LLP, Florham Park, New Jersey.

                                     EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of The BISYS Group, Inc. for the year ended June 30, 2000 and the audited historical financial statements of Pictorial Holdings, Inc. included in The BISYS Group, Inc's Form 8-K/A dated September 15, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee-Securities and
 Exchange Commission                                                   $   380
Accounting Fees and Expenses                                             2,500
Legal Fees and Expenses                                                  7,500
Miscellaneous Expenses                                                   2,000
                                                                        -------

           TOTAL                                                       $12,380
                                                                        =======

All of the foregoing estimated expenses are being borne by The BISYS Group, Inc. (the "Registrant").

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is organized under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

         A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrants' By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

         Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

         The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers' liability insurance.

ITEM 16.  EXHIBITS

(a) Exhibits

         The following exhibits are filed as part of this Registration
Statement:

2* Agreement and Plan of Merger dated as of February 28, 2001 among the Registrant, BI-PJR-BD, Inc., P. J. Robb Variable Corp. and Bruce Andrew Harrison (excluding schedules and exhibits thereto, which the Registrant will provide supplementally to the Commission upon request).

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-02932).

4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, Commission File No. 0-19922).

4.3      Specimen of Common Stock Certificate (incorporated by reference to
         Exhibit 4.1 to the Registrant's Registration Statement No. 33-45417).

4.4* Registration Rights Agreement dated February 28, 2001 among the Registrant and Bruce Andrew Harrison.

5*       Opinion of Drinker Biddle & Shanley LLP.

23.1(a)* Consent of PricewaterhouseCoopers LLP.

23.1(b)* Consent of PricewaterhouseCoopers LLP.

23.2*    Consent of Drinker Biddle & Shanley LLP (included in Exhibit 5)

24*      Powers of Attorney



---------------------

* Filed herewith

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Little Falls, State of New Jersey, on March 9, 2001.

                                         THE BISYS GROUP, INC.


                                         By:  Lynn J. Mangum
                                            ------------------------------
                                            Lynn J. Mangum
                                            Chairman of the Board and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                                     TITLE                                          DATE
    ---------                                     -----                                          ----
  Lynn J. Mangum                          Director, Chairman of                         March 9, 2001
-------------------------                 the Board and Chief
Lynn J. Mangum                            Executive Officer
                                          (principal executive
                                          officer)



  Dennis R. Sheehan                       Executive Vice President                      March 9, 2001
------------------------                  and Chief Financial Officer
Dennis R. Sheehan                         (principal accounting and
                                          principal financial officer)



       *                                  Director                                      March 9, 2001
-------------------------
Robert J. Casale


       *                                  Director                                      March, 9, 2001
-------------------------
Thomas A. Cooper


       *                                  Director                                      March 9, 2001
------------------------
Jay W. DeDapper

       *                                  Director                                      March 9, 2001
-------------------------
John J. Lyons



            *                             Director                                      March 9, 2001
-------------------------
Thomas E. McInerney


            *                             Director                                      March 9, 2001
-------------------------
Joseph J. Melone


*Lynn J. Mangum hereby signs this Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on March 9, 2001 pursuant to a power of attorney filed herewith.


By: Lynn J. Mangum
   ----------------------
    Lynn J. Mangum
    Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION

         2 Agreement and Plan of Merger dated as of February 28, 2001 among the Registrant, BI-PJR-BD, Inc., P. J. Robb Variable Corp. and Bruce Andrew Harrison (excluding schedules and exhibits thereto, which the Registrant will provide supplementally to the Commission upon request).

       4.4 Registration Rights Agreements dated February 28, 2001 among the Registrant and Bruce Andrew Harrison.

       5                   Opinion of Drinker Biddle & Shanley LLP.

       23.1(a)             Consent of PricewaterhouseCoopers LLP.

       23.1(b)             Consent of PricewaterhouseCoopers LLP.

       23.2                Consent of Drinker Biddle & Shanley LLP.
                           (included in Exhibit 5)

       24                  Powers of Attorney